Exhibit 3.1

CENTRAL PACIFIC FINANCIAL CORP.
BYLAWS

(as amended and restated through September 21, 2023)

ARTICLE I

Principal Office

The principal office of the Corporation shall be maintained at 220 South King Street, Honolulu, Hawaii 96813, and shall be subject to change as the Board of Directors may from time to time determine in accordance with law. Additional places of business may be established from time to time and hereafter changed or discontinued, in the manner prescribed by law.

ARTICLE II

Stockholders

Section 1.     The annual meeting of the stockholders shall be held at such time and place as determined by the President, Chief Executive Officer or the Board of Directors. The annual meeting shall be a general meeting, and at such meeting any business within the powers of the corporation, without special notice of such business may be transacted, except as limited by law, the articles of incorporation or by these Bylaws.

Section 2.     At each annual meeting, the stockholders shall elect the number of Directors specified in these Bylaws to serve until their term expires as provided in Section 1 of Article III of these Bylaws and until their successors are duly elected and qualified, and shall transact such other business as may come before them.

Section 3.     Special meetings of the stockholders may be called at any time by the President, the Chief Executive Officer, the Chair of the Board of Directors, or a majority of the Board of Directors. The Secretary of the corporation shall call a special meeting of stockholders upon the written demand of stockholders entitled to make such demand in the manner prescribed by law. A special meeting shall be held at such date, time and place as may be stated in the notice of meeting or, if authorized by the Board of Directors, by means of remote communication in accordance with Section 8 of this Article II. Such notice must state the purpose of the meeting. The business of special meetings shall be confined to that stated in the notice. In order that the corporation may determine the stockholders entitled to notice of or to vote at special meeting of stockholders or at any adjournment thereof, the Board of Directors will fix a record date, which date may not be more than seventy days before the meeting.

Section 4.     Notice of all meetings, annual or special, shall include the following: (i) the place, day and hour of the meeting; (ii) whether it is annual or special and in case of each special meeting stating briefly the business proposed to be transacted thereat; and (iii) if to be held solely by means of remote communication, the means of remote communication by which stockholders may be deemed to be present in person and allowed to vote. Notice shall be given by mail, postage prepaid, or by electronic transmission, at least ten (10) days and no more than sixty (60) days before the date assigned for the meeting, to each stockholder, if by mail, at his or her address as it appears upon the transfer books of the Corporation; or, if by electronic transmission, to the facsimile number or electronic mail address to which the stockholder has previously consented to receive notice, as noted in the books and records of the Corporation, or as otherwise permitted by law; or, if the foregoing are deemed to be impractical, by publication in one or more newspapers in general circulation in Honolulu, not less than two (2) times on separate days, the first publication to be not less than three (3) days previous to the date assigned for the meeting. If means of remote communication are authorized for use in a meeting, regardless of whether the meeting is held at a designated place or solely by means of remote communication, the notice shall also inform shareholders of the means of remote communication by which shareholders may be deemed to be present in person and allowed to vote. Upon notice being given in accordance with the provisions hereof, the failure of any stockholder to receive actual notice of any meeting shall not in any way invalidate the meeting or proceedings thereat.

Section 5.     Notwithstanding the provisions of Sections 1 to 4 inclusive of this Article, the meeting and voting of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting of stockholders were held shall consent in writing to such corporate action being taken. A stockholder or proxy of a stockholder may deliver a written consent to the Corporation personally, by mail or by electronic transmission; provided that any electronic transmission is received by the Corporation from a facsimile number or electronic mail address for which the stockholder has previously consented to receive notice or is otherwise delivered with information from which the Corporation may determine that the electronic transmission was transmitted by the stockholder, or as otherwise permitted by law, as amended from time to time. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that the copy, facsimile or other reproduction is a complete reproduction of the entire original writing.

Section 6.     The presence of all stockholders, in person or by proxy, at any meeting shall render the same a valid meeting, unless any stockholder shall at the opening of said meeting object to the holding of the same for noncompliance with the provisions relating to notice of meeting. Any meeting so held without objection shall, notwithstanding the fact that no notice of meeting was given or that the notice given was improper, be valid for all purposes and at such meeting any general business may be transacted and any corporate action may be taken.

When notice is required to be given to any stockholder of the Corporation, a waiver thereof in writing signed by the stockholder entitled to such notice, whether before or after the time stated therein, and delivered to the Corporation personally, by mail or by electronic transmission, for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving by the Corporation of notice to such stockholder; provided that any waiver delivered by electronic transmission must be received by the Corporation from a facsimile number or electronic mail address for which the stockholder has previously consented to receive notice or is otherwise delivered with information from which the Corporation may determine that the electronic transmission was transmitted by the stockholder, or as otherwise permitted by law, as amended from time to time.

Section 7.     Any annual or special meeting of the stockholders may be adjourned for any period of time, but any meeting at which Directors are to be elected may be adjourned only from day to day until such Directors have been elected; provided, however, that such election shall be held at the second of such adjourned meetings.

Section 8.     If authorized by the Board of Directors, a meeting of the stockholders, whether annual or special, may be held solely by means of remote communication, in which all stockholders and proxies of stockholders will be deemed present in person for purposes of the meeting and for voting. Any meeting held by means of remote communication shall be subject to guidelines and procedures adopted by the Board of Directors and subject to other requirements of law.

Section 9.     At all meetings, the stockholders shall be entitled to one vote for each share standing in their respective names on the books, and they may vote either in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for a stockholder in the manner prescribed by law.

The acts of the holders of a majority of the shares represented at any meeting, at which a quorum is present, shall be the acts of the stockholders. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine; but in the case of a meeting called for the election of Directors, those who attend the second of such adjourned meeting, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.

Section 10.     The officer or agent having charge of the transfer books for shares shall make, at least five days before each meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal place of business and shall be subject to inspection by any stockholder for any proper purpose at any time during usual business hours. If the Corporation determines that the list will be made available on an electronic network, the Corporation shall take reasonable steps to ensure that such information is available only to stockholders. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder for any proper purpose during the whole time of the meeting.

Section 11.     The matters to be considered and brought before any annual meeting of stockholders of the Company shall be limited to only such matters as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 11 or Section 1 of Article III, as the case may be. For any matter to be properly brought before the annual meeting, the matter must be: (i) specified in the notice of annual meeting by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 11 by a stockholder of record.

In addition to any other applicable requirements, for a proposal to be properly brought before the meeting, a stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation at the principal executive office of the corporation in the manner contemplated hereby. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive office of the corporation not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, the stockholder’s notice shall be given in the manner provided herein by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed.

To be in proper written form, a stockholder’s notice of any matter proposed to be brought before the meeting shall set forth: (a) the text of the proposal to be presented (including the text of any resolutions to be proposed for consideration by the stockholders) and a brief written statement of the reasons why such stockholder favors the proposal; (b) the name and record address, as they appear on the corporation’s books, of the stockholder; (c) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such stockholder; (d) any material interest of such stockholder in the matter proposed; (e) a representation that the person intends to appear in person to present such proposal and (f) all such information set forth in Article III, Section 1 of these Bylaws which must be provided by a stockholder giving notice of nomination of a director. As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.

Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

For purposes of this Section 11, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 11. Stockholder proposals made pursuant to Rule l4a-8 under the Exchange Act must comply in all respects with such provisions.

The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 11 and, if not so given, shall direct and declare at the meeting that such matters are not properly before the meeting and shall not be considered.

ARTICLE III

Board of Directors

Section 1.     The business of the Corporation shall be managed by a Board of Directors. The authorized number of directors of the Corporation shall be not less than seven (7) and not more than fourteen (14), with the exact number of directors to be fixed (within the limits specified) by the Board of Directors or the stockholders. The number of directors within the minimum and maximum may be changed from time to time by resolution of the Board of Directors or stockholders as provided in these Bylaws. Each director who is elected or appointed shall hold office until the next annual meeting of stockholders. In each instance, a director shall hold office until the expiration of their term and until their successors have been elected and qualified, subject to their earlier death, resignation, retirement, disqualification or removal from office. The foregoing provisions of this Section 1 are subject to the rights of the holders of any outstanding series of Preferred Stock.

There shall be no right to have directors elected by cumulative voting.

The matters to be considered and brought before any annual or special meeting of stockholders of the corporation shall be limited to such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1 or Section 11 of Article II, as the case may be. For any matter, including the nomination and election of directors, to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 1 by a stockholder of record.

In addition to any other applicable requirements, for a nomination to be properly brought before the meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation at the principal executive office of the corporation in the manner contemplated hereby. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the executive office of the corporation not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, the stockholder’s notice shall be given in the manner provided herein by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed.

To be in proper written form, a stockholder’s notice shall set forth in writing:

(a) as to each person whom the stockholder proposes to nominate for election as a director,

(i) the name, age, business address and residential address of the person to be nominated, and the principal occupation(s) of such person; (ii) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such person, as reported to such stockholder by such nominee, the date such share(s) were acquired, the investment intent of such acquisitions and evidence of such beneficial and/or record ownership thereof; (iii) all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (iv) the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (v) a completed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made in the form required by the Corporation (which form the stockholder giving the notice shall request in writing from the Secretary and which the Secretary shall provide to the stockholder within ten days of receiving such request); (vi) a written representation and agreement in the form required by the Corporation (which form the stockholder giving the notice shall request in writing from the Secretary and which the Secretary shall provide to the stockholder within ten days of receiving such request) that such person:

(1) will comply with the Corporation’s processes for evaluating any person being considered for nomination to the Board of Directors, including an agreement to meet with the Corporate Governance Committee, if requested, to discuss matters relating to the nomination of such person, including the information provided by such person to the Corporation in connection with his or her nomination and eligibility to serve as a member of the Board of Directors; (2) consents to the running of a background check in accordance with the Corporation’s policy for prospective directors and will provide any information requested by the Corporation that is necessary to run such background check; (3) is not ineligible for election to the Board of Directors pursuant to the director qualifications set forth in these Bylaws and, if elected as a director of the Corporation, will comply with the applicable requirements set forth therein; (4) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (5) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (6) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable laws, the rules of any stock exchange on which the Corporation’s securities are traded and any publicly disclosed corporate governance, conflict of interest, code of business conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (7) will abide by all the requirements of these Bylaws; (8) intends to serve the full term if elected as a director of the Corporation; and (9) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. and

(b) as to the stockholder giving the notice (and the beneficial owner, if any, on whose behalf of the nomination is made any control persons of such persons),

(i) the name and record address, as they appear on the corporation’s books, of the stockholder; (ii) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such stockholder; (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder; (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Corporation; (v) any short interest in any security of the Corporation (for purposes of this Section a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) (a “Short Interest”); (vi) any rights to dividends on the shares of the Corporation owned by such person that are separated or separable from the underlying shares of the Corporation; (vii) any proportionate interest in shares of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (viii) any performance-related fees (other than an asset-based fee) that such person is entitled to, based on any increase or decrease in the value of shares of the Corporation or derivative instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such person’s immediate family sharing the same household (which information shall be supplemented by such person not later than ten days after the record date for the meeting to disclose such ownership as of the record date); (ix) any material interest in such business of such person; (x) a description of all agreements, arrangements and understandings between such person and any other person or entity (including their names) in connection with the nomination or proposal of such business by such stockholder or the capital stock of the Corporation; (xii) any other information relating to such person that would be required to be disclosed in a Schedule 13D, in connection with the acquisition of shares as if such person has acquired beneficial ownership of more than 5% of the outstanding shares of common stock of the Corporation, regardless of whether such person is required to file a Schedule 13D; (xiii) a representation that the stockholder intends to appear in person at the meeting to nominate the person named in the notice and (xiv) a written representation from the stockholder giving the notice as to whether such stockholder, any beneficial owner on whose behalf the nomination or proposal is made or any control person of such stockholder or beneficial owner intends or is part of a group which intends (A) to deliver a proxy statement to and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (B) otherwise to solicit proxies in support of such proposal or election, and/or (C) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act .

At the request of the Board of Directors, any person nominated by the Board of Directors, or a committee thereof, for election as a director shall furnish to the Secretary of the corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to be considered “independent” under the various rules and standards applicable to the Corporation.

Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by such Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder, such person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

Notwithstanding anything in this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, such stockholder’s notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this Section 1 shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed and the stockholder otherwise complies with the provisions set forth in Article III of these Bylaws with respect to the information required to be furnished by such stockholder and such nominee as if such special meeting were an annual meeting.

For purposes of this Section 1, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 1. This Section 1 shall not apply to the election of directors selected by or pursuant any provisions of Article IV of the articles of incorporation that may relate to the rights of the holders of any class or series of stock of the corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees has been duly given in the manner provided in this Section 1 and, if not so given, shall direct and declare at the meeting that such nominees are not properly before the meeting and shall not be considered.

Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any proposal of business or nomination must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.     A Director may be removed for cause by the Board of Directors when a Director has been declared of unsound mind by an order of court or convicted of a felony.

Stockholders may only remove a director for cause at a meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. In order for the director to be removed, if the number of votes cast to remove the director must exceed the number of votes cast not to remove the director.

A director may resign at any time by delivering written notice personally or by electronic transmission to the Board of Directors or to the Corporation. A resignation is effective when the notice is delivered or transmitted unless the notice specifies a later effective date.

Section 3.     Vacancies on the Board of Directors caused by the death, resignation, disqualification or otherwise, of any Director who was previously duly elected, may be filled by the remaining members of the Board, though less than a quorum, and each person so elected shall be a Director until his successor is elected by the stockholders. Vacancies resulting from an increase in the number of Directors may be filled only by members of the Board of Directors.

Section 4.     A majority of all the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors who are present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

Section 5.     Following the annual meeting of stockholders, the Directors-elect shall then convene to consider and act on the appointment of Officers and employees, authorize their compensation, and transact any other business properly brought before the meeting.

Section 6.     Special meetings of the Board of Directors may be called at any time by the Chair of the Board or the Chief Executive Officer, and shall be called whenever so requested by not less than three (3) members of the Board.

Section 7.     No notice of the regular meetings of Directors need be given. Notice of the time, place and purpose of each special meeting shall be given to each member of the

Board by telephone, telegram, personally, by mail, or by electronic transmission, in each case not less than twenty-four (24) hours prior to the time of the meeting. A meeting may be held on shorter notice if all members consent.

A Director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be either in a writing, signed by the Director, or by electronic transmission by the Director, and filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to that Director of that meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to action taken at the meeting.

Section 8.     The order of business at all meetings of the Board of Directors shall be as determined by the Board of Directors.

Section 9.     The Board of Directors shall keep complete records of its proceedings in a Minute Book kept for that purpose alone.

Section 10.     No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, reasonable compensation to be paid each Director for his services as a member of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, and receiving compensation therefor.

Section 11.     At any annual or special meeting of stockholders, all of the acts and doings of the Board of Directors may be ratified, confirmed and approved by stockholders and such ratification, confirmation and approval shall be as valid and as binding upon the corporation and upon all stockholders as though it had been approved, confirmed or ratified by every stockholder.

Section 12.     Notwithstanding any provisions to the contrary of this Article, and unless prohibited by law, the meeting and voting of Directors may be dispensed with if all of the Directors who would have been entitled to vote upon the action if such meeting of Directors were held shall consent in writing to such corporate action being taken. The action must be evidenced by one or more consents describing the action taken, given either in writing and signed before or after the intended effective date of the action by each Director, or by electronic transmission, and included in the minutes or filed with the corporate records reflecting the action taken. In the case of consent by electronic transmission, such transmission must set forth or be submitted with information from which it may be determined that the electronic transmission was authorized by the Director who sent the electronic transmission.

Section 13.     Unless prohibited by law, members of the Board of Directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 14.     [Deleted]

ARTICLE IV

Committees

Section 1.     The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise the authority of the Board of Directors in exercising all corporate powers of, and in managing the business and affairs of the corporation under the direction of, the Board of Directors; but no such committee shall have the power or authority to: (i) authorize distributions; (ii) approve or propose to stockholders action required by law to be approved by stockholders; (iii) fill vacancies on the Board of Directors or any of its committees; (iv) amend the articles of incorporation pursuant to Section 414-282 of the Hawaii Business Corporation Act, or any successor statute; (v) adopt, amend or repeal bylaws; (vi) approve a plan of merger not requiring stockholder approval; (vii) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

Section 2.     Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee that requires a greater number, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these by-laws.

ARTICLE V

[Deleted]

ARTICLE VI

Officers

Section 1.     The Officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chief Executive Officer, as the Board of Directors may deem necessary, and such Officers shall have such powers and perform such duties as are prescribed by the Bylaws or as may be prescribed by the Board of Directors. No officer need be a Director or a stockholder and two or more offices may be held by the same person.

The Board of Directors shall have the authority to appoint the Officers of the Corporation. All Officers of the Corporation shall have such authority and will perform such duties as set forth in these Bylaws or, to the extent consistent with these Bylaws, as prescribed by the Board of Directors or by direction of an Officer authorized by the Board of Directors to prescribe the duties of other Officers.

The Board of Directors may, from time to time, designate a Chief Executive Officer of the Corporation, who may also be the Chair of the Board or the President. The Chief Executive Officer shall be responsible for the general supervision of the property, business and affairs of the Corporation. The Chief Executive Officer shall carry out the policies and procedures for the governing and conduct of the affairs of the Corporation as are adopted and directed by the Board of Directors and prescribed by law. The Chief Executive Officer shall serve at the pleasure of the Board and the office may be terminated at any time at the discretion of the Board without any cause.

Section 2.     A Chair of the Board of Directors may be elected by a majority of the whole Board of Directors. If so elected, the Chair shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be delegated by the Board of Directors. The Chair will preside at all meetings of the stockholders, unless unavailable, in which case the Chief Executive Officer will preside at all meetings of the stockholders, unless unavailable, in which case the President will preside at all meetings of the stockholders, unless unavailable, in which case the person designated by the

Board shall so preside. Except as otherwise provided by law, the articles of incorporation or these Bylaws, the chair of any meeting of stockholders shall have the power to determine all matters relating to the conduct of the meeting of stockholders, including, but not limited to, determining whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws, if any proposed nomination or business is not in compliance with the provisions set forth in these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

Section 3.     The President shall perform such duties as are incident to his office or are prescribed by the Board.

Section 4.     The Vice President shall perform such duties and do such acts as may be prescribed by the Chief Executive Officer, the President, or the Board of Directors. Subject to the provisions of Section 3 of this Article, the Vice Presidents in the order directed by the Board of Directors or the Chief Executive Officer shall perform the duties and have the powers of the President in the President’s absence or in the event of the inability or refusal of the latter to act.

Section 5.     The Treasurer shall have custody of all the funds, notes, bonds and other evidences of property of the corporation, and shall be responsible for keeping all the books and accounts of the Corporation, and shall render statements thereof in such form and as often as required by the Chief Executive Officer, the President or the Board of Directors. He shall be responsible for the keeping of the stock books, stock transfer books and stock ledger of the Corporation. The Treasurer shall perform all other duties assigned by the President, the Chief Executive Officer or the Board of Directors.

Section 6.     The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders. The Secretary shall see that proper notices are given of all meetings of which notice is required. The Secretary shall have custody of the seal and when necessary shall attest to the same when affixed to written instruments properly executed on behalf of the Corporation; and generally shall perform such other duties as may be prescribed from time to time by the Board, the President, or the Chief Executive Officer.

ARTICLE VII

Authority Of Executive Officers

Section 1.     The Chief Executive Officer, President, Vice Presidents, Secretary, Treasurer, and such other Officers as may be appointed from time to time, are authorized to do and perform such corporate and official acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of

Directors. Subject to like limitation, they are fully empowered to make and execute such documents and other instruments which may be necessary or desirable to effectuate the business and affairs of the Corporation.

Section 2.     [Deleted]

Section 3.     The Board of Directors may from time to time by resolution provide for the execution of any corporate instrument or document by a mechanical device or a machine, or by use of facsimile signatures, under such terms as shall be set forth in the resolution of the Board of Directors.

ARTICLE VIII

Voting of Stock or Business Interests By The Corporation

In all cases where the Corporation owns, holds, or represents, under power of attorney or proxy or in any representative capacity, shares of the capital stock of any corporation, or shares or interests in business trusts, co-partnerships or other associations, such shares or interests shall be represented and voted by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the President, or in the absence of the President, by a Vice President, or, in the absence of a Vice President, by the Secretary; provided, however, that any person specifically appointed by the Board of Directors for that purpose shall have the right, if present, to represent and vote such shares or interest.

ARTICLE IX

[Deleted]

ARTICLE X

Indemnification

Section 1.     The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he or she is or was a Director, Officer, employee or agent of the Corporation or of any division of the company, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.     The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he or she is or was a Director, Officer, employee or agent of the Corporation or of any division of the company, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of the company or of any division of the company, or is or was serving at the request of the company as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation unless and only to the extent that the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3.     To the extent that a Director, Officer, employee or agent of the Corporation or of any division of the Corporation, or a person serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.     Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested

Directors so directs, by independent legal counsel in a written opinion to the corporation or (3) by a majority vote of the stockholders.

Section 5.     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the company as authorized in this Article.

Section 6.     Any indemnification pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to the person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the company or of any division of the Corporation, or is or was serving at the request of the company as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the company would have the power to indemnify him or her against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the Board of Directors, including any insurance company in which the corporation shall have any equity or other interest, through stock ownership or otherwise.

Section 8.     This Article shall be effective with respect to any person who is a Director, Officer, employee or agent of the company at any time on or after the date of incorporation of this corporation with respect to any action, suit or proceeding pending on or after that date, by reason of the fact that he or she is or was, before or after that date, a Director, Officer, employee or agent of the company or is or was serving, before or after that date, at the request of the company as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE XI

Capital Stock

Section 1.     The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates as provided by law. If shares of the Corporation are issued with certificates, such shares shall be issued and signed (either manually or in facsimile) by the President, or a Vice President, and the Secretary or Treasurer. Transfers of record of shares of stock of the Corporation shall be made only on the books of the Corporation by the holder thereof in person or by an attorney, and, with regard to certificated shares of stock, upon surrender of the certificate properly endorsed or assigned.

Section 2.     All shares of stock in the Corporation are assignable, and any stockholder may sell, assign and transfer his or her shares and certificates of stock at pleasure.

Section 3.     In case any certificate of stock is lost, mutilated or destroyed, a new certificate may be issued in place thereof upon receipt of a proper bond of indemnification in which the Corporation is named as the beneficiary.

Section 4.     Transfer of stock shall not be suspended preparatory to the declaration of dividends; and unless an agreement to the contrary shall be expressed in the assignment, dividends shall be paid to the stockholders in whose name the stock shall stand at the date of the declaration of dividends.

ARTICLE XII

Fiscal Year

The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty first day of December of each year.

ARTICLE XIII

Seal

The seal of the Corporation shall be circular in form and shall bear the name of the Corporation around the border and such other device or inscription as the Board of Directors shall determine.

ARTICLE XIV

Amendments

Subject to repeal or change at any regular meeting of the stockholders, or at any special meeting called for that purpose by the vote of the holders of eighty percent (80%) of the outstanding shares entitled to vote at such meeting, the power to alter, amend or repeal these Bylaws or adopt new bylaws shall be vested in the Board of Directors.

ARTICLE XV

Gender Clause

The names and titles as used herein, or any pronouns used in place thereof, shall mean and include the masculine or feminine, the singular or plural number, according to the context hereof.

As approved by all the Incorporators of this Corporation on February 1, 1982 and, as amended by the Board of Directors of the Corporation on February 20, 1985, November 7, 1986, March 6, 2000, February 12, 2003, September 24, 2003, April 1, 2004, July 27, 2005, October 25, 2006, October 31, 2007, December 22, 2008, August 26, 2009, April 27, 2011, November 18, 2011, January 25, 2012, and September 21, 2023.